SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

June 25, 2002

Date of Report (date of earliest event reported)

GADZOOX NETWORKS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26541	77-0308899

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Hellyer Avenue
San Jose, CA 95138

(Address of principal executive offices)

(408) 360-4950

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

         On June25, 2002, Gadzoox Networks, Inc., a Delaware corporation (“Gadzoox”), issued a press release (attached hereto as Exhibit 99.1) announcing that it anticipates lower than expected revenues for its first fiscal quarter ending June 30, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press Release, dated June 25, 2002

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2002

GADZOOX NETWORKS, INC.

By:	/s/ Barbara Velline

Barbara Velline Vice President and Chief Financial Officer

Exhibit Index

Exhibit Index	Description

99.1	Press Release, dated June 25, 2002